Exhibit 99.1

Press Release

CONTACT:

Jon Kathol

Vice President, Investor Relations

Tel:813-313-1732

investorrelations@primowater.com

PRIMO WATER CORPORATION ANNOUNCES FULL YEAR AND FOURTH QUARTER 2021 RESULTS; INCREASES QUARTERLY DIVIDEND

Company issues first quarter and full year 2022 revenue and adjusted EBITDA guidance

TAMPA, FL - February 24, 2022 - Primo Water Corporation (NYSE: PRMW; TSX: PRMW) (the “Company” or “Primo”), a leading provider of sustainable drinking water solutions in North America and Europe, today announced its results for the full year and fourth quarter ended January 1, 2022.

The Company also announced that its Board of Directors declared a dividend of $0.07 per common share. The dividend is payable in cash on March 28, 2022, to shareowners of record at the close of business on March 11, 2022.

(The fiscal year ended January 1, 2022 included 52-weeks of activity, compared to 53-weeks of activity for the fiscal year ended January 2, 2021. Unless stated otherwise, all fourth quarter 2021 comparisons are relative to the fourth quarter of 2020, which included 14 weeks, and all fiscal year 2021 comparisons are relative to fiscal year 2020, which included 53 weeks; all information is in U.S. dollars.)

	For the Year Ended
(in millions of U.S. dollars, except per share amounts, percentages and bps)	January 1, 2022	January 2, 2021	Y/Y Change
Revenue, net	$2,073.3	$1,953.5	6%
Net loss	$(3.2)	$(156.8)	$153.6
Net loss per diluted share	$(0.02)	$(1.01)	$0.99
Adjusted net income	$90.9	$86.3	$4.6
Adjusted net income per diluted share	$0.56	$0.55	$0.01
Adjusted EBITDA	$380.0	$361.5	5%
Adjusted EBITDA margin %	18.3%	18.5%	-20bps

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FISCAL 2021 HIGHLIGHTS

•	Consolidated revenue increased 6% to $2,073 million compared to $1,954 million.

•	Reported net loss and net loss per diluted share were $3 million and $0.02, respectively, compared to reported net loss and net loss per diluted share of $157 million and $1.01, respectively. Adjusted net income and adjusted net income per diluted share were $91 million and $0.56, respectively, compared to adjusted net income and adjusted net income per diluted share of $86 million and $0.55, respectively.

•	Adjusted EBITDA increased 5% to $380 million compared to $362 million.

•	Repurchased approximately 2.6 million shares for approximately $44 million.

"2021 was a success for our pure-play water company. We achieved record levels of revenue and adjusted EBITDA driven by strong customer demand, especially in our Water Direct / Exchange business. Our customer base increased organically, and customer retention rates improved as we continuously work to enhance the overall customer experience. I am proud of the efforts of our team and am pleased with everyone’s continued commitment to safety and customer satisfaction during the ongoing challenges of the pandemic,” said Tom Harrington, Chief Executive Officer.

“As we look forward to 2022, we remain focused on meeting and exceeding our customers’ expectations, innovating across our various water solutions and expanding our leading market share position. Our 2022 outlook is for 9% to 10% revenue growth, adjusted for the planned exit of the North American single-use retail bottled water business and including the tuck-in acquisitions of 2021, and Adjusted EBITDA of between $410 million to $420 million dollars. We remain confident in our long-term forecast for high single digit organic revenue growth and annualized Adjusted EBITDA approaching $525 million for 2024,” said Mr. Harrington.

OUTLOOK

Primo is targeting the following results from continuing operations for the first quarter and full year 2022:

	Q1 2022		FY 2022
	Range		Range
($ in millions)	Low	High	Low	High
Revenue	$510	$530	9%[1]	10%[1]
Adjusted EBITDA	$80	$90	$410	$420
Cash Taxes			~ $10
Interest			~ $60
Cap-Ex			~ $200
[1]Adjusted for the exit of North America single-use retail bottled water business and including revenue from 2021 tuck-in acquisitions.

Press Release

FOURTH QUARTER 2021 RESULTS CONFERENCE CALL

Primo Water Corporation will host a conference call today, February 24, 2022, at 10:00 a.m. ET, to discuss full year and fourth quarter results, which can be accessed as follows:

North America: (888) 664-6392

International: (416) 764-8659

Conference ID: 03825292

A slide presentation and live audio webcast will be available through Primo’s website at https://www.primowatercorp.com. The earnings conference call will be recorded and archived for playback on the investor relations section of the website for a period of two weeks following the event.

FULL YEAR GLOBAL PERFORMANCE - CONTINUING OPERATIONS

•	Consolidated revenue increased 6% to $2,073 million compared to $1,954 million. The increase was driven by customer growth, increased demand from residential customers, pricing actions, the legacy Primo acquisition and the favorable impact of foreign exchange, partially offset by lower revenue from Water Dispensers and lapping the benefit from the 53rd week in the prior year. Revenue growth by channel is tabulated below:

	For the Year Ended
(in millions of U.S. dollars)	January 1, 2022	January 2, 2021	Change	%Change
Revenue, net
Water Direct/Water Exchange	$1,276.5	$1,177.4	$99.1	8%
Water Refill/Water Filtration	213.4	204.4	9.0	4%
Other Water	244.3	224.2	20.1	9%
Water Dispensers	65.4	75.9	(10.5)	-14%
Other	273.7	271.6	2.1	1%
Revenue, net as reported	$2,073.3	$1,953.5	$119.8	6%
Impact of 53rd week in 2020	–	(19.4)	19.4	n/a
Foreign exchange impact	(28.7)	–	(28.7)	n/a
Revenue excluding foreign exchange and impact of 53rd week in 2020	$2,044.6	$1,934.1	$110.5	6%

•	Gross profit increased 4% to $1,157 million compared to $1,114 million. Gross margin was 55.8% compared to 57.0%. Increased material costs in our North American single-use plastic business, ocean freight and tariffs were largely offset by customer price increases.

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•	SG&A expenses increased 3% to $1,034 million compared to $1,007 million. The increase was driven by higher selling and operating costs that supported the volume and revenue growth of the business, an increase in the number of associates impacted by COVID-19 during the second half of the year and the addition of the legacy Primo business, partially offset by cost reduction initiatives.

•	Reported net loss and net loss per diluted share were $3 million and $0.02, respectively, compared to reported net loss and net loss per diluted share of $157 million and $1.01, respectively. Adjusted net income and adjusted net income per diluted share were $91 million and $0.56, respectively, compared to adjusted net income and adjusted net income per diluted share of $86 million and $0.55, respectively.

•	Adjusted EBITDA increased 5% to $380 million compared to $362 million. Adjusted EBITDA margin decreased by 20 basis points to 18.3%, driven by higher material costs in our North American single-use plastic business, ocean freight and tariffs, along with higher delivery costs.

•	Net cash provided by operating activities of $259 million, less $152 million of capital expenditures, resulted in $107 million of free cash flow, or $133 million of adjusted free cash flow (adjusting for the items set forth on Exhibit 7), compared to adjusted free cash flow of $138 million in the prior year.

FOURTH QUARTER GLOBAL PERFORMANCE - CONTINUING OPERATIONS

	For the Three Months Ended
(in millions of U.S. dollars, except per share amounts, percentages and bps)	January 1, 2022	January 2, 2021	Y/Y Change
Revenue, net	$518.0	$505.0	3%
Net loss	$(2.8)	$(20.0)	$17.2
Net loss per diluted share	$(0.02)	$(0.12)	$0.10
Adjusted net income	$17.7	$23.2	$(5.5)
Adjusted net income per diluted share	$0.11	$0.14	$(0.03)
Adjusted EBITDA	$98.4	$98.0	0%
Adjusted EBITDA margin %	19.0%	19.4%	-40bps

•	Consolidated revenue increased 3% to $518 million compared to $505 million (increased by 6% excluding the impact of foreign exchange and the 53rd week in the prior year). The increase is due primarily to pricing actions, increased demand from residential customers, and the favorable impact of foreign exchange, partially offset by lower revenue from Water Refill and Water Dispenser sales and lapping the benefit from the 53rd week in the prior year. Revenue by business is tabulated below:

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	For the Three Months Ended
(in millions of U.S. dollars)	January 1, 2022	January 2, 2021	Change	%Change
Revenue, net
Water Direct/Water Exchange	$321.7	$301.8	$19.9	7%
Water Refill/Water Filtration	51.7	59.1	(7.4)	-13%
Other Water	56.6	52.5	4.1	8%
Water Dispensers	16.7	20.7	(4.0)	-19%
Other	71.3	70.9	0.4	1%
Revenue, net as reported	$518.0	$505.0	$13.0	3%
Impact of 53rd week in 2020	–	(19.4)	19.4	n/a
Foreign exchange impact	(1.9)	–	(1.9)	n/a
Revenue excluding foreign exchange and impact of 53rd week in 2020	$516.1	$485.6	$30.5	6%

•	Gross profit increased 2% to $287 million compared to $282 million. Gross margin was 55.5% compared to 55.8%. Increased material costs in our North American single-use plastic business, ocean freight and tariffs were largely offset by customer price increases.

•	SG&A expenses increased 6% to $263 million compared to $248 million driven by higher selling and operating costs to support volume and revenue growth of the business and an increase in the number of associates impacted by COVID-19 Omicron, partially offset by cost reduction initiatives.

•	Reported net loss and net loss per diluted share were $3 million and $0.02, respectively, compared to reported net loss and net loss per diluted share of $20 million and $0.12, respectively. Adjusted net income and adjusted net income per diluted share were $18 million and $0.11, respectively, compared to adjusted net income and adjusted net income per diluted share of $23 million and $0.14, respectively.

•	Adjusted EBITDA was $98 million or flat to prior year as our growth in revenue and pricing actions were offset by higher selling and operating costs, as well as lapping the benefit from the 53rd week in the prior year. Adjusted EBITDA margin decreased to 19.0% from 19.4%, driven by higher material costs in our North American single-use plastic business, ocean freight and tariffs, along with higher delivery costs.

•	Net cash provided by operating activities of $87 million, less $53 million of capital expenditures, resulted in $34 million of free cash flow, or $48 million of adjusted free cash flow (adjusting for the items set forth on Exhibit 7), compared to adjusted free cash flow of $56 million in the prior year period.

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FOURTH QUARTER REPORTING SEGMENT PERFORMANCE - CONTINUING OPERATIONS

North America

•	North America revenue increased 1% to $387 million compared to $385 million (increased 6% excluding the impact of foreign exchange and the 53rd week) driven by increased pricing and demand from Water Direct / Exchange, partially offset by lower revenue from Water Refill and Water Dispenser sales.

	For the Three Months Ended
(in millions of U.S. dollars)	January 1, 2022	January 2, 2021	Change	%Change
Revenue, net
Water Direct/Water Exchange	$265.4	$250.5	$14.9	6%
Water Refill/Water Filtration	43.3	51.3	(8.0)	-16%
Other Water	36.9	37.0	(0.1)	0%
Water Dispensers	16.7	20.7	(4.0)	-19%
Other	25.1	25.9	(0.8)	-3%
Revenue, net as reported	$387.4	$385.4	$2.0	1%
Impact of 53rd week in 2020	–	(18.9)	18.9	n/a
Foreign exchange impact	(0.7)	–	(0.7)	n/a
Revenue excluding foreign exchange and impact of 53rd week in 2020	$386.7	$366.5	$20.2	6%

Rest of World (“ROW”)

•	Rest of World revenue increased 9% to $131 million compared to $120 million (increased by 9% excluding the impact of foreign exchange and the 53rd week) driven by improved volume and pricing.

	For the Three Months Ended
(in millions of U.S. dollars)	January 1, 2022	January 2, 2021	Change	%Change
Revenue, net
Water Direct/Water Exchange	$56.3	$51.3	$5.0	10%
Water Refill/Water Filtration	8.4	7.8	0.6	8%
Other Water	19.7	15.5	4.2	27%
Water Dispensers	–	–	–	–
Other	46.2	45.0	1.2	3%
Revenue, net as reported	$130.6	$119.6	$11.0	9%
Impact of 53rd week in 2020	–	(0.5)	0.5	n/a
Foreign exchange impact	(1.2)	–	(1.2)	n/a
Revenue excluding foreign exchange and impact of 53rd week in 2020	$129.4	$119.1	$10.3	9%

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SHARE REPURCHASE PROGRAM

During 2021, the Company repurchased approximately 2.6 million shares for approximately $44 million under its share repurchase program.

QUARTERLY DIVIDEND

The Company announced that its Board of Directors declared a dividend of $0.07 per common share.  The dividend is payable in cash on March 28, 2022, to shareowners of record at the close of business on March 11, 2022.

ABOUT PRIMO WATER CORPORATION

Primo Water Corporation is a leading pure-play water solutions provider in North America and Europe and generates approximately $2.1 billion in annual revenue. Primo operates largely under a recurring razor/razorblade revenue model. The razor in Primo’s revenue model is its industry leading line-up of sleek and innovative water dispensers, which are sold through retailers and online at various price points. The dispensers help increase household penetration which drives recurring purchases of Primo’s razorblade offering. Primo’s razorblade offering is comprised of Water Direct, Water Exchange, and Water Refill. Through its Water Direct business, Primo delivers sustainable hydration solutions across its 22-country footprint direct to the customer’s door, whether at home or to businesses. Through its Water Exchange and Water Refill businesses, Primo offers pre-filled and reusable containers at over 13,000 locations and water refill units at approximately 22,000 locations, respectively. Primo also offers water filtration units across its 22-country footprint representing a top five position.

Primo’s water solutions expand consumer access to purified, spring, and mineral water to promote a healthier, more sustainable lifestyle while simultaneously reducing plastic waste and pollution. Primo is committed to its water stewardship standards and is proud to partner with the International Bottled Water Association (IBWA) in North America as well as with Watercoolers Europe (WE), which ensure strict adherence to safety, quality, sanitation and regulatory standards for the benefit of consumer protection.

Primo is headquartered in Tampa, Florida (USA). For more information, visit www.primowatercorp.com.

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Non-GAAP Measures

To supplement its reporting of financial measures determined in accordance with GAAP (Generally Accepted Accounting Principles), Primo utilizes certain non-GAAP financial measures. Primo excludes from GAAP revenue the impact of foreign exchange and the impact of the 53rd week in 2020 to separate the impact of these items from Primo’s results of operations. Primo also utilizes Adjusted net income (loss), Adjusted net income (loss) per diluted share, Adjusted EBITDA and Adjusted EBITDA margin to separate the impact of certain items from the underlying business. Because Primo uses these adjusted financial results in the management of its business, management believes this supplemental information is useful to investors for their independent evaluation and understanding of Primo’s underlying business performance and the performance of its management. Additionally, Primo supplements its reporting of net cash provided by (used in) operating activities from continuing operations determined in accordance with GAAP by excluding additions to property, plant and equipment to present free cash flow, and by excluding the items identified on the exhibits hereto to present adjusted free cash flow, which management believes provides useful information to investors in assessing our performance, comparing Primo’s performance to the performance of the Company’s peer group and assessing the Company’s ability to service debt and finance strategic opportunities, which include investing in Primo’s business, making strategic acquisitions, paying dividends, repurchasing common shares and strengthening the balance sheet. With respect to the Company’s expectations of its future performance, the Company’s reconciliations of first quarter and full year 2022 Adjusted EBITDA and 2024 Adjusted EBITDA are not available, as the Company is unable to quantify certain amounts to the degree of precision that would be required in the relevant GAAP measures without unreasonable effort. These items include taxes, interest costs that would occur if the Company issued debt, and costs to acquire and or sell a business if the Company executed such transactions, which could significantly affect our financial results. These items depend on highly variable factors and any such reconciliations would imply a degree of precision that would be confusing or misleading to investors. Primo expects the variability of these factors to have a significant, and potentially unpredictable, impact on the Company’s future GAAP financial results. The non-GAAP financial measures described above are in addition to, and not meant to be considered superior to, or a substitute for, Primo’s financial statements prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this earnings announcement reflect management's judgment of particular items, and may be different from, and therefore may not be comparable to, similarly titled measures reported by other companies.

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Safe Harbor Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 conveying management’s expectations as to the future based on plans, estimates and projections at the time Primo makes the statements. Forward-looking statements involve inherent risks and uncertainties and Primo cautions you that several important factors could cause actual results to differ materially from those contained in any such forward-looking statement. The forward-looking statements contained in this press release include, but are not limited to, statements related to future financial and operating trends and results (including Primo’s outlook on first quarter and full year 2022 revenue and Adjusted EBITDA and Primo’s multi-year growth algorithm), Primo’s planned exit from its single-use bottle retail water business in North America, and related matters. The forward-looking statements are based on assumptions regarding management’s current plans and estimates. Management believes these assumptions to be reasonable, but there is no assurance that they will prove to be accurate.

Factors that could cause actual results to differ materially from those described in this press release include, among others: the impact of the spread of COVID-19, related government actions and Primo’s strategy in response thereto on our business, financial condition and results of operations; Primo’s ability to compete successfully in the markets in which it operates; fluctuations in commodity prices and Primo’s ability to pass on increased costs to its customers or hedge against such rising costs, and the impact of those increased prices on its volumes; Primo’s ability to maintain favorable arrangements and relationships with its suppliers; Primo’s ability to manage its operations successfully; currency fluctuations that adversely affect the exchange between currencies including the U.S. dollar, the British pound sterling, the Euro and the Canadian dollar; the impact on Primo’s financial results from uncertainty in the financial markets and other adverse changes in general economic conditions; any disruption to production at Primo’s manufacturing facilities; Primo’s ability to maintain access to its water sources; the impact of climate change on Primo’s business; Primo’s ability to protect its intellectual property; the seasonal nature of Primo’s business and the effect of adverse weather conditions; the impact of national, regional and global events, including those of a political, economic, business and competitive nature; Primo’s ability to fully realize the potential benefit of transactions or other strategic opportunities that it pursues; Primo’s ability to realize cost synergies of its acquisitions due to integration difficulties and other challenges; Primo’s exposure to intangible asset risk; Primo’s ability to meet its obligations under its debt agreements, and risks of further increases to its indebtedness; Primo’s ability to maintain compliance with the covenants and conditions under its debt agreements; fluctuations in interest rates, which could increase Primo’s borrowing costs; Primo’s ability to recruit, retain and integrate new management; Primo’s ability to renew its collective bargaining agreements on satisfactory terms; compliance with product health and safety standards; liability for injury or illness caused by the consumption of contaminated products; liability and damage to Primo’s reputation as a result of litigation or legal proceedings; changes in the legal and regulatory environment in which Primo operates; Primo’s ability to adequately address the challenges and risks associated with its international operations and address difficulties in complying with laws and regulations including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act of 2010; the impact on Primo’s tax obligations and effective tax rate arising from changes in local tax laws or countries adopting more aggressive interpretations of tax laws; disruptions in Primo’s information systems; Primo’s ability to securely maintain its customers’ confidential or credit card information, or other private data relating to Primo’s employees or the Company; Primo’s ability to maintain its quarterly dividend; or credit rating changes.

The foregoing list of factors is not exhaustive. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. Readers are urged to carefully review and consider the various disclosures, including but not limited to risk factors contained in Primo’s Annual Report on Form 10-K and its quarterly reports on Form 10-Q, as well as other filings with the securities commissions. Primo does not undertake to update or revise any of these statements considering new information or future events, except as expressly required by applicable law.

Website: www.primowatercorp.com

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PRIMO WATER CORPORATION	EXHIBIT 1
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions of U.S. dollars, except share and per share amounts, U.S. GAAP)
Unaudited

	For the Three Months Ended		For the Year Ended
	January 1, 2022	January 2, 2021	January 1, 2022	January 2, 2021

Revenue, net	$518.0	$505.0	$2,073.3	$1,953.5
Cost of sales	230.7	223.2	915.9	839.6
Gross profit	287.3	281.8	1,157.4	1,113.9
Selling, general and administrative expenses	262.8	247.6	1,034.3	1,006.6
Loss on disposal of property, plant and equipment, net	3.9	4.4	9.3	10.6
Acquisition and integration expenses	4.5	5.3	10.8	33.7
Goodwill and intangible asset impairment charges	–	–	–	115.2
Operating income (loss)	16.1	24.5	103.0	(52.2)
Other (income) expense, net	(1.6)	18.1	27.9	18.7
Interest expense, net	15.4	20.8	68.8	81.6
Income (loss) from continuing operations before income taxes	2.3	(14.4)	6.3	(152.5)
Income tax expense	5.1	5.6	9.5	4.3
Net loss from continuing operations	$(2.8)	$(20.0)	$(3.2)	$(156.8)
Net (loss) income from discontinued operations, net of tax	–	(1.2)	–	25.1
Net loss	$(2.8)	$(21.2)	$(3.2)	$(131.7)

Net (loss) income per common share
Basic:
Continuing operations	$(0.02)	$(0.12)	$(0.02)	$(1.01)
Discontinued operations	$–	$(0.01)	$–	$0.16
Net loss	$(0.02)	$(0.13)	$(0.02)	$(0.85)
Diluted:
Continuing operations	$(0.02)	$(0.12)	$(0.02)	$(1.01)
Discontinued operations	$–	$(0.01)	$–	$0.16
Net loss	$(0.02)	$(0.13)	$(0.02)	$(0.85)

Weighted average common shares outstanding (in thousands)
Basic	160,481	160,246	160,778	155,446
Diluted	160,481	160,246	160,778	155,446

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PRIMO WATER CORPORATION	EXHIBIT 2
CONSOLIDATED BALANCE SHEETS
(in millions of U.S. dollars, except share amounts, U.S. GAAP)
Unaudited

	January 1, 2022	January 2, 2021
ASSETS
Current assets
Cash and cash equivalents	$128.4	$115.1
Accounts receivable, net of allowance of $20.8 ($20.7 as of January 2, 2021)	261.6	222.3
Inventories	94.6	83.8
Prepaid expenses and other current assets	25.2	21.3
Total current assets	509.8	442.5
Property, plant and equipment, net	718.1	685.6
Operating lease right-of-use-assets	177.4	180.6
Goodwill	1,321.4	1,284.3
Intangible assets, net	969.8	987.6
Other long-term assets, net	26.9	24.1
Total assets	$3,723.4	$3,604.7
LIABILITIES AND EQUITY
Current liabilities
Short-term borrowings	222.1	107.7
Current maturities of long-term debt	17.7	17.9
Accounts payable and accrued liabilities	437.7	387.7
Current operating lease obligations	32.3	35.5
Total current liabilities	709.8	548.8
Long-term debt	1,321.1	1,345.1
Operating lease obligations	148.7	148.0
Deferred tax liabilities	158.8	148.1
Other long-term liabilities	64.9	67.8
Total liabilities	2,403.3	2,257.8
Equity
Common shares, no par value - 160,732,552 shares issued (January 2, 2021 - 160,406,464 shares issued)	1,286.9	1,268.0
Additional paid-in-capital	85.9	84.5
Retained earnings	16.4	81.1
Accumulated other comprehensive loss	(69.1)	(86.7)
Total Primo Water Corporation equity	1,320.1	1,346.9
Total liabilities and equity	$3,723.4	$3,604.7

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PRIMO WATER CORPORATION	EXHIBIT 3
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions of U.S. dollars, U.S. GAAP)
Unaudited

	For the Three Months Ended		For the Year Ended
	January 1, 2022	January 2, 2021	January 1, 2022	January 2, 2021

Cash flows from operating activities of continuing operations:
Net loss	$(2.8)	$(21.2)	$(3.2)	$(131.7)
Net (loss) income from discontinued operations, net of income taxes	–	(1.2)	–	25.1
Net loss from continuing operations	$(2.8)	$(20.0)	$(3.2)	$(156.8)
Adjustments to reconcile net loss from continuing operations to cash flows from operating activities:
Depreciation and amortization	60.7	50.7	219.1	202.1
Amortization of financing fees	0.9	0.8	3.4	3.5
Share-based compensation expense	7.5	8.6	17.5	22.1
Provision for deferred income taxes	2.7	2.8	4.0	0.2
Loss on extinguishment of long-term debt	–	19.7	27.2	19.7
Gain on sale of business	(3.8)	–	(3.8)	(0.6)
Goodwill and intangible asset impairment charges	–	–	–	115.2
Loss on disposal of property, plant and equipment, net	3.9	4.4	9.3	10.6
Other non-cash items	3.9	(2.9)	6.8	(1.2)
Change in operating assets and liabilities, net of acquisitions:
Accounts receivable	32.6	52.7	(32.6)	14.2
Inventories	1.8	(2.0)	(10.9)	1.0
Prepaid expenses and other current assets	(3.9)	5.9	(4.5)	2.4
Other assets	(0.2)	(2.7)	0.2	(3.6)
Accounts payable and accrued liabilities and other liabilities	(16.3)	(47.8)	26.2	(35.2)
Net cash provided by operating activities from continuing operations	87.0	70.2	258.7	193.6
Cash flows from investing activities of continuing operations:
Acquisitions, net of cash received	(77.3)	(10.4)	(90.5)	(446.1)
Additions to property, plant and equipment	(52.7)	(29.0)	(152.0)	(114.0)
Additions to intangible assets	(3.0)	(1.4)	(9.7)	(9.3)
Proceeds from sale of property, plant and equipment	0.5	0.8	1.9	1.8
Proceeds from sale of business, net of cash sold	7.1	–	7.1	–
Other investing activities	3.5	(0.4)	2.3	0.7
Net cash used in investing activities from continuing operations	(121.9)	(40.4)	(240.9)	(566.9)
Cash flows from financing activities of continuing operations:
Payments of long-term debt	(3.4)	(538.0)	(763.9)	(545.6)
Issuance of long-term debt	–	533.5	750.0	533.5

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Proceeds from short-term borrowings	51.0	23.6	134.2	347.5
Payments on short-term borrowings	–	(54.8)	(28.0)	(334.7)
Premiums and costs paid upon extinguishment of long-term debt	–	(14.7)	(20.6)	(14.7)
Issuance of common shares	6.4	1.4	25.5	3.4
Common shares repurchased and canceled	(2.5)	(0.9)	(48.1)	(33.2)
Financing fees	(0.3)	(7.8)	(11.6)	(11.2)
Equity issuance fees	–	–	–	(1.1)
Dividends paid to common and preferred shareholders	(9.7)	(9.7)	(38.9)	(39.6)
Payment of contingent consideration for acquisitions	(1.1)	–	(2.9)	(1.2)
Other financing activities	(1.9)	(13.2)	3.5	5.9
Net cash provided by (used in) financing activities from continuing	38.5	(80.6)	(0.8)	(91.0)
Cash flows from discontinued operations:
Operating activities of discontinued operations	(0.1)	1.3	(1.8)	(17.4)
Investing activities of discontinued operations	–	–	–	388.9
Financing activities of discontinued operations	–	–	–	(0.1)
Net cash (used in) provided by discontinued operations	(0.1)	1.3	(1.8)	371.4
Effect of exchange rate changes on cash	(0.4)	2.7	(1.9)	2.5
Net increase (decrease) in cash, cash equivalents and restricted cash	3.1	(46.8)	13.3	(90.4)
Cash and cash equivalents and restricted cash, beginning of year	125.3	161.9	115.1	205.5
Cash and cash equivalents and restricted cash, end of year	$128.4	$115.1	$128.4	$115.1

Press Release

PRIMO WATER CORPORATION	EXHIBIT 4
SEGMENT INFORMATION
(in millions of U.S. dollars, U.S. GAAP)
Unaudited

	For the Three Months Ended January 1, 2022
	North America	Rest of World	All Other	Total
Revenue, net
Water Direct/Water Exchange	$265.4	$56.3	$–	$321.7
Water Refill/Water Filtration	43.3	8.4	–	51.7
Other Water	36.9	19.7	–	56.6
Water Dispensers	16.7	–	–	16.7
Other	25.1	46.2	–	71.3
Total	$387.4	$130.6	$–	$518.0

Gross profit	$217.9	$69.4	$–	$287.3
Gross margin %	56.2%	53.1%	–	55.5%
Selling, general and administrative expenses	$180.6	$68.9	$13.3	$262.8
SG&A % of revenue	46.6%	52.8%	-%	50.7%
Operating income (loss)	$31.2	$(0.9)	$(14.2)	$16.1
Depreciation and amortization	$44.8	$15.5	$0.4	$60.7

	For the Three Months Ended January 2, 2021
	North America	Rest of World	All Other	Total
Revenue, net
Water Direct/Water Exchange	$250.5	$51.3	$–	$301.8
Water Refill/Water Filtration	51.3	7.8	–	59.1
Other Water	37.0	15.5	–	52.5
Water Dispensers	20.7	–	–	20.7
Other	25.9	45.0	–	70.9
Total	$385.4	$119.6	$–	$505.0

Gross profit	$218.5	$63.3	$–	$281.8
Gross margin %	56.7%	52.9%	-%	55.8%
Selling, general and administrative expenses (a)	$174.6	$59.1	$13.9	$247.6
SG&A % of revenue	45.3%	49.4%	-%	49.0%
Operating income (loss) (a)	$37.5	$3.7	$(16.7)	$24.5
Depreciation and amortization	$35.3	$15.0	$0.4	$50.7

	For the Year Ended January 1, 2022
	North America	Rest of World	All Other	Total
Revenue, net
Water Direct/Water Exchange	$1,051.0	$225.5	$–	$1,276.5
Water Refill/Water Filtration	180.5	32.9	–	213.4
Other Water	162.6	81.7	–	244.3
Water Dispensers	65.4	–	–	65.4
Other	103.4	170.3	–	273.7
Total	$1,562.9	$510.4	$–	$2,073.3

Press Release

Gross profit	$881.0	$276.4	$–	$1,157.4
Gross margin %	56.4%	54.2%	-%	55.8%
Selling, general and administrative expenses	$720.6	$273.1	$40.6	$1,034.3
SG&A % of revenue	46.1%	53.5%	-%	49.9%
Operating income (loss)	$146.0	$1.5	$(44.5)	$103.0
Depreciation and amortization	$156.9	$60.7	$1.5	$219.1

	For the Year Ended January 2, 2021
	North America	Rest of World	All Other	Total
Revenue, net
Water Direct/Water Exchange	$965.8	$211.6	$–	$1,177.4
Water Refill/Water Filtration	175.1	29.3	–	204.4
Other Water	160.7	63.5	–	224.2
Water Dispensers	75.9	–	–	75.9
Other	115.7	155.9	–	271.6
Total	$1,493.2	$460.3	$–	$1,953.5

Gross profit	$862.9	$251.0	$–	$1,113.9
Gross margin %	57.8%	54.5%	-%	57.0%
Selling, general and administrative expenses (a)	$712.5	$251.6	$42.5	$1,006.6
SG&A % of revenue	47.7%	54.7%	-%	51.5%
Operating income (loss) (a)	$130.0	$(118.3)	$(63.9)	$(52.2)
Depreciation and amortization	$142.4	$58.4	$1.3	$202.1

(a) During 2021, we revised the allocation of information technology costs from the All Other category to our North America and Rest of World reporting segments to reflect how the Chief Executive Officer, who is our chief operating decision maker, currently measures the performance of our segments. As a result of the change, selling, general and administrative ("SG&A") expenses for the prior periods have been recast to increase SG&A expenses in our North America reporting segment by $0.5 million, increase SG&A expenses in our Rest of World reporting segment by $1.8 million, and decrease SG&A expenses in the All Other category by $2.3 million for the three months ended January 2, 2021. SG&A expenses for the year ended January 2, 2021 have been recast to increase SG&A expenses in our North America reporting segment by $2.1 million, increase SG&A expenses in our Rest of World reporting segment by $6.9 million, and decrease SG&A expenses in the All Other category by $9.0 million. Operating income (loss) for our North America and Rest of World reporting segments as well as our All Other category, as applicable, reflect the aforementioned adjustments for the three months and year ended January 2, 2021.

Press Release

PRIMO WATER CORPORATION	EXHIBIT 5
SUPPLEMENTARY INFORMATION - NON-GAAP - ANALYSIS OF REVENUE AND GROSS PROFIT BY REPORTING SEGMENT
(in millions of U.S. dollars, except percentage amounts)
Unaudited

	For the Three Months Ended January 1, 2022
	North America	Rest of World	All Other	Primo
Change in revenue	$2.0	$11.0	$–	$13.0
Impact of foreign exchange (a)	$(0.7)	$(1.2)	$–	$(1.9)
Change excluding foreign exchange	$1.3	$9.8	$–	$11.1
Percentage change in revenue	0.5%	9.2%	-%	2.6%
Percentage change in revenue excluding foreign exchange	0.3%	8.2%	-%	2.2%
Impact of 53rd week in 2020	$18.9	$0.5	$–	$19.4
Change excluding foreign exchange and impact of 53rd week in 2020	$20.2	$10.3	$–	$30.5
Percentage change in revenue excluding foreign exchange and impact of 53rd week in 2020	5.5%	8.6%	-%	6.3%

	For the Year Ended January 1, 2022
	North America	Rest of World	All Other	Primo
Change in revenue	$69.7	$50.1	$–	$119.8
Impact of foreign exchange (a)	$(4.6)	$(24.1)	$–	$(28.7)
Change excluding foreign exchange	$65.1	$26.0	$–	$91.1
Percentage change in revenue	4.7%	10.9%	-%	6.1%
Percentage change in revenue excluding foreign exchange	4.4%	5.6%	-%	4.7%
Impact of 53rd week in 2020	$18.9	$0.5	$–	$19.4
Change excluding foreign exchange and impact of 53rd week in 2020	$84.0	$26.5	$–	$110.5
Percentage change in revenue excluding foreign exchange and impact of 53rd week in 2020	5.7%	5.8%	-%	5.7%

Press Release

	For the Three Months Ended January 1, 2022
	North America	Rest of World	All Other	Primo
Change in gross profit	$(0.6)	$6.1	$–	$5.5
Impact of foreign exchange (a)	$(0.5)	$(0.2)	$–	$(0.7)
Change excluding foreign exchange	$(1.1)	$5.9	$–	$4.8
Percentage change in gross profit	(0.3)%	9.6%	-%	2.0%
Percentage change in gross profit excluding foreign exchange	(0.5)%	9.3%	-%	1.7%
Impact of 53rd week in 2020	$12.2	$–	$–	$12.2
Change excluding foreign exchange and impact of 53rd week in 2020	$11.1	$5.9	$–	$17.0
Percentage change in gross profit excluding foreign exchange and impact of 53rd week in 2020	5.4%	9.3%	-%	6.3%

	For the Year Ended January 1, 2022
	North America	Rest of World	All Other	Primo
Change in gross profit	$18.1	$25.4	$–	$43.5
Impact of foreign exchange (a)	$(2.5)	$(11.4)	$–	$(13.9)
Change excluding foreign exchange	$15.6	$14.0	$–	$29.6
Percentage change in gross profit	2.1%	10.1%	-%	3.9%
Percentage change in gross profit excluding foreign exchange	1.8%	5.6%	-%	2.7%
Impact of 53rd week in 2020	$12.2	$–	$–	$12.2
Change excluding foreign exchange and impact of 53rd week in 2020	$27.8	$14.0	$–	$41.8
Percentage change in gross profit excluding foreign exchange and impact of 53rd week in 2020	3.3%	5.6%	-%	3.8%

(a) Impact of foreign exchange is the difference between the current period revenue and gross profit translated utilizing the current period average foreign exchange rates less the current period revenue and gross profit translated utilizing the prior period average foreign exchange rates.

Press Release

PRIMO WATER CORPORATION	EXHIBIT 6
SUPPLEMENTARY INFORMATION - NON-GAAP - EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION & AMORTIZATION
(EBITDA)
(in millions of U.S. dollars)
Unaudited

	For the Three Months Ended		For the Year Ended
	January 1, 2022	January 2, 2021	January 1, 2022	January 2, 2021

Net loss from continuing operations	$(2.8)	$(20.0)	$(3.2)	$(156.8)
Interest expense, net	15.4	20.8	68.8	81.6
Income tax expense	5.1	5.6	9.5	4.3
Depreciation and amortization	60.7	50.7	219.1	202.1
EBITDA (a)	$78.4	$57.1	$294.2	$131.2

Acquisition and integration costs (b)	4.5	5.3	10.8	33.7
Share-based compensation costs (c)	7.5	8.6	17.5	22.1
COVID-19 costs (d)	0.4	2.4	2.4	20.8
Goodwill and intangible asset impairment charges (e)	–	–	–	115.2
Foreign exchange and other losses (gains), net (f)	4.1	(1.7)	8.7	1.5
Loss on disposal of property, plant and equipment, net (g)	3.9	4.4	9.3	10.6
Loss on extinguishment of long-term debt (h)	–	19.7	27.2	19.7
Gain on sale of business (i)	(3.8)	–	(3.8)	(0.6)
Other adjustments, net (j)	3.4	2.2	13.7	7.3
Adjusted EBITDA (a)	$98.4	$98.0	$380.0	$361.5

Revenue, net	$518.0	$505.0	$2,073.3	$1,953.5
Adjusted EBITDA margin %	19.0%	19.4%	18.3%	18.5%

(a) The three months and year ended January 2, 2021 include $3.9 million of benefit associated with the 53rd week.

		For the Three Months Ended		For the Year Ended
	Location in Consolidated Statements of Operations	January 1, 2022	January 2, 2021	January 1, 2022	January 2, 2021
		(Unaudited)		(Unaudited)
(b) Acquisition and integration costs	Acquisition and integration expenses	$4.5	$5.3	$10.8	$33.7
(c) Share-based compensation costs	Selling, general and administrative expenses	7.5	8.6	17.5	22.1
(d) COVID-19 costs	Selling, general and administrative expenses	0.4	2.4	2.4	20.8
(e) Goodwill and intangible asset impairment charges	Goodwill and intangible asset impairment charges	–	–	–	115.2
(f) Foreign exchange and other losses (gains), net	Other (income) expense, net	4.1	(1.7)	8.7	1.5
(g) Loss on disposal of property, plant and equipment, net	Loss on disposal of property, plant and equipment, net	3.9	4.4	9.3	10.6
(h) Loss on extinguishment of long-term debt	Other (income) expense, net	–	19.7	27.2	19.7
(i) Gain on sale of business	Other (income) expense, net	(3.8)	–	(3.8)	(0.6)
(j) Other adjustments, net	Other (income) expense, net	(1.4)	0.1	(2.8)	(1.7)
	Selling, general and administrative expenses	4.0	2.1	15.7	8.6
	Cost of Sales	0.8	–	0.8	0.4

Press Release

PRIMO WATER CORPORATION	EXHIBIT 7
SUPPLEMENTARY INFORMATION - NON-GAAP - FREE CASH FLOW AND ADJUSTED FREE CASH FLOW
(in millions of U.S. dollars)
Unaudited

	For the Three Months Ended
	January 1, 2022	January 2, 2021

Net cash provided by operating activities from continuing operations	$87.0	$70.2
Less: Additions to property, plant, and equipment	(52.7)	(29.0)
Free Cash Flow	$34.3	$41.2

Acquisition and integration cash costs	3.7	2.7
COVID-19 related cash costs	0.3	5.2
Incremental interest payment on 2024 Notes (a)	–	9.0
Cash costs related to additions to property, plant and equipment for integration of acquired entities	2.0	0.5
Deferral of payroll tax related costs - government programs	7.8	(2.5)
Adjusted Free Cash Flow	$48.1	$56.1

	For the Year Ended
	January 1, 2022	January 2, 2021

Net cash provided by operating activities from continuing operations	$258.7	$193.6
Less: Additions to property, plant, and equipment	(152.0)	(114.0)
Free Cash Flow	$106.7	$79.6

Acquisition and integration cash costs	13.1	31.2
Transaction cash costs paid on behalf of acquiree	–	13.4
COVID-19 related cash costs	2.6	20.4
Incremental interest payment on 2024 Notes (a)	–	9.0
Cash costs related to additions to property, plant and equipment for integration of acquired entities	2.0	0.5
Deferral of payroll tax related costs - government programs	9.0	(16.5)
Adjusted Free Cash Flow	$133.4	$137.6

(a) Accrued interest paid upon redemption of the 2024 Notes.

Press Release

PRIMO WATER CORPORATION	EXHIBIT 8
SUPPLEMENTARY INFORMATION-NON-GAAP-ADJUSTED NET INCOME AND ADJUSTED EPS
(in millions of U.S. dollars, except share amounts)
Unaudited
	For the Three Months Ended		For the Year Ended
	January 1, 2022	January 2, 2021	January 1, 2022	January 2, 2021
Net loss from continuing operations (as reported)	$(2.8)	$(20.0)	$(3.2)	$(156.8)

Adjustments:
Amortization expense of customer lists	12.7	13.0	49.9	51.6
Acquisition and integration costs	4.5	5.3	10.8	33.7
Share-based compensation costs	7.5	8.6	17.5	22.1
COVID-19 costs	0.4	2.4	2.4	20.8
Goodwill and intangible asset impairment charges	–	–	–	115.2
Foreign exchange and other losses (gains), net	4.1	(1.7)	8.7	1.5
Loss on extinguishment of long-term debt	–	19.7	27.2	19.7
Gain on sale of business	(3.8)	–	(3.8)	(0.6)
Other adjustments, net	3.4	2.2	13.7	7.3
Tax impact of adjustments (a)	(8.3)	(6.3)	(32.3)	(28.2)
Adjusted net income from continuing operations	$17.7	$23.2	$90.9	$86.3

Net loss from continuing operations	$(2.8)	$(20.0)	$(3.2)	$(156.8)

Basic EPS	$(0.02)	$(0.12)	$(0.02)	$(1.01)
Diluted EPS	$(0.02)	$(0.12)	$(0.02)	$(1.01)

Weighted average common shares outstanding (in thousands)
Basic	160,481	160,246	160,778	155,446
Diluted	160,481	160,246	160,778	155,446

Adjusted Earnings Per Share (Non-GAAP)
Adjusted net income from continuing operations (Non-GAAP)	$17.7	$23.2	$90.9	$86.3

Adjusted diluted EPS (Non-GAAP)	$0.11	$0.14	$0.56	$0.55

Diluted weighted average common shares outstanding (in thousands) (Non-GAAP) (b)	162,085	161,872	162,595	156,844

(a) The tax effect for adjusted net income is based upon an analysis of the statutory tax treatment and the applicable tax rate for the jurisdiction in which the pre-tax adjusting items incurred and for which realization of the resulting tax benefit (if any) is expected. A reduced or 0% tax rate is applied to jurisdictions where we do not expect to realize a tax benefit due to a history of operating losses or other factors resulting in a valuation allowance related to deferred tax assets.

(b) Includes the impact of dilutive securities of 1,604 and 1,626 for the three months ended January 1, 2022 and January 2, 2021, respectively, and 1,817 and 1,398 for the year ended January 1, 2022 and January 2, 2021, respectively. These dilutive securities were excluded from GAAP diluted weighted average common shares outstanding due to net loss from continuing operations reported in those periods.